UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2017 (February 9, 2017)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On February 9, 2017, the Board of Directors (the “Board”) of Tractor Supply Company ("the Company"), amended and restated the Company’s Fourth Amended and Restated By-laws (the “By-laws” and, as amended and restated, the “Amended By-laws”). The following is a brief summary of the material changes effected by adoption of the Amended By-laws, which is qualified in its entirety by reference to the Amended By-laws filed as Exhibit 3.1(i) hereto.
1) The Board approved a proxy access procedure, set forth in new Article I, Section 1.2 of the Amended By-laws, pursuant to which a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended By-laws. Notice of a nomination pursuant to the proxy access provisions of the Amended By-laws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company distributed its proxy statement for the previous year's annual meeting of stockholders. Proxy access will first be available to stockholders in connection with the Company’s 2018 annual meeting of the stockholders.
2) The Amended By-laws amend Article I, Section 1.1 to provide that in order for a person to be eligible for election or re-election as a director, (i) the nominee will provide a written representation and agreement that the nominee acknowledges the Company’s policy on director resignations following such person’s failure to receive the required vote for re-election at any future meeting, (ii) the nominee will disclose whether he or she has entered into an agreement with a person other than the Company to receive direct or indirect compensation in connection with such person's candidacy as a director or in connection with such person’s service as a director, (iii) the nominee will provide a written representation that the nominee has not entered into any agreement or made a commitment to any person or entity as to how the nominee would vote on any matter as a director that has not been disclosed to the Company, and (iv) the nominee, if elected, will act in compliance with the Company's by-laws, corporate governance policies and code of conduct.
3) The Amended By-laws amend Article I, Section 1.1 to provide that a nominee must provide a written representation to the Company that he or she intends to serve the full term for which the nominee is standing for election.
4) The Amended By-laws also make clarifications and updates to the advance notice provisions of Article I, Section 1.1.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits:

3.1(i)	Fifth Amended and Restated By-laws

3.1(ii)	Fifth Amended and Restated By-laws, marked to show amendments effective as of February 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

February 15, 2017	By:	/s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1(i)	Fifth Amended and Restated By-laws
3.1(ii)	Fifth Amended and Restated By-laws, marked to show amendments effective as of February 9, 2017